FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  IMATEC, LTD.
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             (Exact name of registrant as specified in its charter)

      Delaware                                                11-3289398
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(State of incorporation                                    (I.R.S. Employer
   or organization)                                       Identification No.)

150 E. 58th Street, New York, NY                                   10155
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(Address of principal executive offices)                         (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:
                                      NONE

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check this box. / /

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.0001 per share
                    ----------------------------------------
                                (Title of Class)

                    Redeemable Common Stock Purchase Warrants
                    -----------------------------------------
                                (Title of Class)






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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  See "Description of Securities" in Imatec, Ltd.'s (the "Company") Amendment No. 4 to its Registration Statement on Form SB-2 filed pursuant to the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on October 17, 1996, File No. 333-3589 (the "Registration Statement"). The Registration Statement is incorporated herein by reference.

ITEM 2.           EXHIBITS.

                                                                      Exhibit
Document          Description                                           No.
--------          -----------                                         -------
* (a)             Revised form of Underwriting Agreement                1.1
                  by and between the Company and the

* (b)             Revised form of Representative's Warrant              1.2
                  Agreement including form of Specimen
                  Certificate for Representative's Warrant
                  Representative

* (c)             Certificate of Incorporation of the                   3.1
                  Company

* (d)             By-Laws of Imatec, Ltd.                               3.2

* (e)             Form of specimen certificate for                      4.1
                  shares of Common Stock

* (f)             Revised form of Redeemable Warrant                    4.2
                  Agreement by and between the Company and Continental Stock Transfer and Trust Company, including a form of specimen certificate for the Redeemable Warrants

* (g)             Form of Stock Option Plan                            10.8


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*   All Exhibit Numbers relate to Exhibits incorporated by reference to the
    Exhibit Volume filed with the Company's Registration Statement at the exhibit number set forth opposite such documents.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        IMATEC, LTD.



                                         By:  /s/ Dr. Hanoch Shalit
                                             ----------------------------------
                                             Dr. Hanoch Shalit, Chief Executive
                                             Officer, President and Chairman
                                             of the Board





Dated:  October 22, 1996